Zea Capital Fund LLC

First Amended and Restated Limited Liability Company Agreement

December 18, 2009

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

ARTICLE II

ORGANIZATION; ADMISSION OF MEMBERS

ARTICLE III

MANAGEMENT

ARTICLE IV

TRANSFERS AND REPURCHASES

SECTION 4.1.	TRANSFER OF UNITS.	15
SECTION 4.2.	REPURCHASE OF UNITS.	17

ARTICLE V

CAPITAL

SECTION 5.1.	CONTRIBUTIONS TO CAPITAL.	17
SECTION 5.2.	RETURN OF UNUTILIZED CONTRIBUTIONS.	18
SECTION 5.3.	DEFAULTING CLASS B MEMBERS.	18

i

ARTICLE VI

DISSOLUTION AND LIQUIDATION

SECTION 6.1.	DISSOLUTION.	24
SECTION 6.2.	WINDING UP.	24

ARTICLE VII

ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

SECTION 7.1.	ACCOUNTING AND REPORTS.	25
SECTION 7.2.	VALUATION OF NET ASSETS.	25

ARTICLE VIII

MISCELLANEOUS PROVISIONS

ii

ZEA CAPITAL FUND LLC

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of ZEA CAPITAL FUND LLC, is made as of December 18, 2009 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Company has been formed to carry on business as set forth more particularly hereinafter and is authorized to issue an unlimited number of its limited liability company interests all in accordance with the provisions hereof;

WHEREAS, the parties hereto intend that the Company created by the filing of the Certificate (defined below) with the Secretary of State of the State of Delaware on March 23, 2009 shall constitute a limited liability company under the Delaware Limited Liability Company Act; and

WHEREAS, the Company adopted a Limited Liability Company Agreement on July 24, 2009 (the “Original Agreement”), and the Board of Directors and the sole Member, pursuant to Section 8.1 of the Original Agreement, wish to amend and restate the Original Agreement and adopt this agreement as the governing instrument of the Company.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I
DEFINITIONS
For purposes of this Agreement, the following terms shall have the following meanings:

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i)           Credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences in Regulations Section 1.704-2(g)(1) and 1.704-2(2(i)(5) and pursuant to Regulation Section 1.704-1(b)(2)(ii)(c); and

(ii)           Debit to such Capital Account the items described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4),(5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“1933 Act” means the Securities Act of 1933 and the rules thereunder, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934 and the rules thereunder, as amended from time to time.

“1940 Act” means the Investment Company Act of 1940 and the rules thereunder, including any applicable orders thereunder, as amended from time to time.

 “Adviser” means a person who at any particular time serves as an investment adviser to the Company pursuant to an Investment Management Agreement, initially AAVIN Equity Advisors, LLC.

“Affiliate” has the meaning given to such term in the 1940 Act.

“Agreement” means this First Amended and Restated Limited Liability Company Agreement, as amended or supplemented from time to time.

“BDC” means a business development company, as defined in Section 2(a)(48) of the 1940 Act.

“Board of Directors” means the Board of Directors established pursuant to Section 2.6 of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York are required by law to be closed.  All references to Business Day herein shall be based on the time in New York, New York.

“By-Laws” are those provisions adopted as such by the Board pursuant to Section 3.1(i).

“Capital Account” means, with respect to each Member, the capital account(s) established and maintained on behalf of each Member pursuant to Section 5.5 hereof.

“Capital Contribution” means a contribution of capital by a Person to the Company pursuant to Section 5.1.

“Capital Contribution Percentage” means, with respect to a Member, the Member’s Capital Contributions divided by the aggregate amount of all Members’ Capital Contributions.

“Capital Commitment” means the amount of capital a Person agrees to contribute to the Company as a Capital Contribution as provided in such Person’s Subscription Agreement, as adjusted from time to time pursuant to Section 5.1 and any other applicable provisions of this Agreement.

“Certificate” means the Certificate of Formation of the Company dated March 23, 2009, and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

“Class A Units” means Units having the rights and obligations of such class as provided herein.

“Class A Member” means a Person who is admitted as a Member and who holds Class A Units.

“Class B Units” means Units having the rights and obligations of such class as provided herein.

“Class B Member” means a Person who is admitted as a Member and who holds Class B Units.

 “Closing Date” means the first date on or as of which the first Member, who is not an Affiliate of the Company or the Adviser, is admitted to the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Company” means Zea Capital Fund LLC, the Delaware limited liability company formed pursuant to the filing of the Certificate and operated pursuant to this Agreement.

“Company Expenses” means all of the Company’s organizational and operational expenses, including those associated with its investment activities and fees for Management Services.

“Confidential Information” shall have the meaning ascribed in Section 8.12(c) hereof.

“Defaulting Class B Member” means a Class B Member with respect to which an Event of Default has occurred.

“Defaulting Class B Member Distribution Percentage” means, with respect to a Defaulting Class B Member, the ratio (i) the amount all distributions received by such Defaulting Class B Member bears to (ii) all Capital Contributions made by such Defaulting Class B Member.

“Default Rate” means the greater of (i) the prime rate, plus 5.0% or (ii) 18%.

“Delaware Act” means the Delaware Limited Liability Company Act, as in effect on the date hereof and as amended from time to time, or any successor law.

“Director” means an individual designated and qualified as a Director of the Company pursuant to the provisions of Section 2.6 of this Agreement and who serves on the Board of Directors of the Company.

“Disinterested Non-Party Director” means a Director that is not an “interested person” of the Company (as defined in Section 2(a)(19) of the 1940 Act) or a party to any agreement or proceeding in question.

“Dispute” is defined in Section 8.6(c).

“Distribution Percentage” means the ratio (i) the amount all distributions received by all Members bears to (ii) all Capital Contributions made by all Members.

“Drawdown” is defined in Section 5.1(d)(i)(A).

“Effective Date” shall have the meaning ascribed above.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means one of the events described in Section 5.3(a).

“Excess Distributions” means the amount, in Dollars, required to make a Defaulting Class B Member’s Defaulting Class B Member Distribution Percentage equal to the Distribution Percentage.

“Fiscal Period” means the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and in each case ending at the close of business on the first to occur of the following dates: (i) the last day of a Fiscal Quarter or Fiscal Year; (ii) the last day of a tax year; (iii) the day preceding any day on which a contribution to the capital of the Company is made pursuant to Section 5.1; or (iv) the day on which a substituted Member is admitted; or (v) any day (other than one specified in clause (vi) above) on which this Agreement provides for any amount to be credited to or debited against the Capital Account of any Member other than an amount to be credited to or debited against the Capital Accounts of all Members in accordance with their respective Investment Percentages..

“Fiscal Quarter” means each three-month period ending each March 31, June 30, September 30 and December 31 (or on the date of a final distribution pursuant to Section 6.2 hereof).  The first Fiscal Quarter of the Company shall commence on the Effective Date and end as of the first quarterly end date mentioned above to occur.

“Fiscal Year” means the period commencing on the Effective Date and ending on December 31, 2009, and thereafter each 12-month period ending on December 31, 2009 (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Board of Directors shall elect another Fiscal Year for the Company.

“Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any Registration Statement of the Company filed with the SEC and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act.

“Funding Notice” is as defined in Section 5.1(d)(i)(A).

“Independent Directors” means those Directors who are not “interested persons” of the Company, as such term is defined in the 1940 Act.

“Initial Investments” means investments, including income thereon, made by the Company as permitted to be made by BDCs under the 1940 Act which are not Primary Investments.

“Investment Management Agreement” means a separate written agreement, subject to Section 15 of the 1940 Act, between the Company and an Adviser, pursuant to which the Adviser provides Management Services to the Company.

“Investment Percentage” means, with respect to a Member, the number of Units held by such Member, divided by the total number of Units outstanding.

“Investment Period” means the period beginning on the Closing Date and terminating upon the earliest to occur of (i) the sixth anniversary of the Closing Date, (ii) the date on which the aggregate Remaining Capital Commitments of all Class B Members have been contributed to the Company for the purpose of making Initial Investments or Primary Investments or paying for Company Expenses or have been formally reserved for such purposes or are otherwise unavailable to be so invested, and (iii) the date the Company is dissolved and its affairs wound up as provided in Article VI.

“Majority Vote” means the affirmative vote of Members holding (i) 67% or more of the outstanding Units present at any duly called meeting, if the holders of more than 50% of the outstanding Units are present or represented by proxy; or (ii) more than 50% of the outstanding Units, whichever is the less; or such greater or lesser percentage vote as defined and currently in effect under the 1940 Act.

“Management Services” means such investment advisory and other services as the Adviser is required to provide to the Company pursuant to an Investment Management Agreement.

“Member” means any person admitted to the Company as a member (which may include any Director in such person’s capacity as a member of the Company) or a substituted Member; such term includes the Adviser or any of its Affiliates, in their capacity as a member of the Company, to the extent they make one or more capital contributions to the Company and shall have been admitted to the Company as a Member.  Persons seeking to be admitted to the Company as Members, or seeking to make additional contributions to the Company pursuant to Section 5.1 hereof, shall be required to provide such subscription materials in the form and substance as the Company may require from time to time.

“Net Assets” means, (i) in the case of Initial Investments, the total value of all assets that constitute the Initial Investments as determined pursuant to Section 7.2, less all amount of the accrued debts, liabilities and obligations incurred by the Company to acquire, hold or dispose of Initial Investments and, (ii) in the case of Primary Investments, the total value of all assets (other than Initial Investments) of the Company as determined pursuant to Section 7.2, less all amount of the accrued debts, liabilities and obligations (other than described in (i) above) of the Company, excluding in the case of (i) and (ii) any amounts borrowed for investment purposes.

“Net Profit” or “Net Loss” means with respect to the Initial Investments or the Primary Investments, as the case may be, the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of the Company, at the close of business on the Closing Date).  All expenses, other than direct costs incurred by the Company to acquire, hold or dispose of Initial Investments, are attributable to the Net Profit or Net Loss with respect to the Primary Investments.

 “Pass-Thru Member” is defined in Section 8.16(c).

“Person” means a natural person, partnership, corporation, business trust, joint stock company, trust, unincorporated association, limited liability company, joint venture, or other entity of whatever nature.

“Permitted Transfer” is defined in Section 4.1(d).

“Portfolio Company” means the issuer of a Primary Investment.

“Primary Investments” means investments made by the Company which are permitted to be made by a BDC under the 1940 Act in companies comprising the Company’s target investments as described in the Company’s registration statement filed with the SEC.

“Principal Member” is defined in Section 8.10(b).

“Registration Statement” means a registration statement filed by the Company with the SEC, as amended or supplemented from time to time, for purposes of issuing securities of the Company.

“Regulation(s)” means those regulations issued by the U.S. Internal Revenue Service pursuant to the Code, as they may be amended from time to time.

“Regulatory Allocations” is defined in Section 5.12.

“Remaining Capital Commitment” means, as to any Class B Member on any date, an amount equal to the positive excess, if any, of (i) such Class B Member’s Capital Commitment, over (ii) the aggregate amount of all Capital Contributions made by such Class B Member to the Company pursuant to Section 5.1, as adjusted from time to time pursuant to Section 5.1 and any other applicable provisions of this Agreement.

“Remaining Commitment Fraction” means, as to any Class B Member at any time, a fraction, the numerator of which is such Class B Member’s Remaining Capital Commitment and the denominator of which is the aggregate Remaining Capital Commitments of all Class B Members.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means securities (including, without limitation, equities, debt obligations, options, and other “securities” as that term is defined in section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon.

“Subscription Agreement” means an agreement between a Class B Member and the Company under which such Class B Member agrees to make a Capital Contribution to the Company and which contains a Capital Commitment.

“Subscription Member” means a Class B Member who has an outstanding Capital Commitment.

“Transfer” means, directly or indirectly, the assignment, transfer, sale, encumbrance, pledge or other disposition of Units, in whole or in part, or including any right to receive any distributions attributable to any Units.

“Transfer Restrictions” means the restrictions on Transfer of Units in Article IV and in the Unit Transfer Policy.

“Units” means the limited liability company interests of Members in the Company.

“Unit Transfer Policy” means the policies and conventions respecting the Transfer of Units established by the Board from time to time and reflected in Exhibit A.

“Valuation Date” means the last Business Day of each Fiscal Period and any other date, designated by the Board of Directors, on which the Company determines the value of its Units.

ARTICLE II

ORGANIZATION; ADMISSION OF MEMBERS

SECTION 2.1.                                FORMATION OF LIMITED LIABILITY COMPANY.

Each member of the Board of Directors, any officer of the Company and any other person authorized and designated by the Board of Directors shall be considered an “authorized person” within the meaning of the Delaware Act, and may execute and file in accordance with the Delaware Act any amendment to the Certificate and may execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Company’s legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company.

SECTION 2.2.                                NAME.

The name of the Company shall be “ZEA CAPITAL FUND LLC” or such other name as the Board of Directors may hereafter adopt upon causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act.

SECTION 2.3.                                PRINCIPAL AND REGISTERED OFFICE.

The Company shall have its principal office at 118 Third Avenue, Suite 630, Cedar Rapids, Iowa 52401, or at such other place designated from time to time by the Board of Directors.

The Company shall have its registered office in Delaware at 160 Greentree Drive, Suite 101, Dover, Delaware 19904 and shall have National Registered Agents, Inc. as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board of Directors.  Said agent shall act under the direction of the Adviser, the Board of Directors and the Company’s legal counsel in all matters arising out of or pertaining to said agency.

SECTION 2.4.                                DURATION.

The term of the Company commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 6.1 hereof.

SECTION 2.5.                                PURPOSE, NATURE OF BUSINESS AND POWERS.

(a)           The purposes of the Company and the business to be carried on by it, subject to the limitations contained elsewhere in this Agreement, are to engage in any business lawful for a limited liability company formed under the laws of the State of Delaware, including to act as an investment company.

(b)           The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers of a limited liability company organized under the laws of the State of Delaware.

(c)           All property owned by the Company, real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member or Director, individually, shall have any ownership of such property.

SECTION 2.6.                   BOARD OF DIRECTORS.

(a)           The number of Directors shall be determined by a written instrument signed by a majority of the Directors then in office, provided that the number of Directors shall be no less than two or more than fifteen, and further provided that the Adviser shall nominate two Directors.  No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his or her term.  An individual nominated as a Director shall be at least 21 years of age and not older than 80 years of age at the time of nomination and not under legal disability.  Directors need not own Units and may succeed themselves in office.  Each Director shall be a “Manager” of the Company for purposes of the Delaware Act.

(b)           The Directors shall be elected at meetings of the Members called by the Board of Directors from time to time in their sole discretion for that purpose, except as provided in Section 2.6(d) of this Article, and each Director elected shall hold office until his or her successor shall have been elected and shall have qualified.  The term of office of a Director shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Director.

(c)           Any of the Directors may resign (without need for prior or subsequent accounting) by an instrument in writing signed by such Director and delivered or mailed to the Directors or the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument.  Any of the Directors may be removed (provided the aggregate number of Directors after such removal shall not be less than the minimum number required by Section 2.6(a) hereof) for cause only, and not without cause, and only by action taken by a majority of the remaining Directors followed by the vote of Members holding at least seventy-five percent (75%) of the outstanding Units then entitled to vote in an election of such Director.  Upon the resignation or removal of a Director, each such resigning or removed Director shall execute and deliver such documents as the remaining Directors shall require for the purpose of effecting such resignation or removal.

(d)           Whenever a vacancy in the Board of Directors shall occur, the remaining Directors may fill such vacancy by appointing an individual having the qualifications described in this Section by a written instrument signed by a majority of the Directors then in office or may leave such vacancy unfilled or may reduce the number of Directors; provided the aggregate number of Directors after such reduction shall not be less than the minimum number required by Section 2.6(a) hereof; provided, further, that if the Members of any class or series of Units are entitled separately to elect one or more Directors, a majority of the remaining Directors or the sole remaining Director elected by that class or series may fill any vacancy among the number of Directors elected by that class or series.  Any vacancy created by an increase in Directors may be filled by the appointment of an individual having the qualifications described in Section 2.6(a) made by a written instrument signed by a majority of the Directors then in office.  No vacancy shall operate to annul this Agreement.  Whenever a vacancy in the number of Directors shall occur, until such vacancy is filled as provided herein, the Directors in office, regardless of their number, shall have all the powers granted to the Directors and shall discharge all the duties imposed upon the Directors by this Agreement.

SECTION 2.7.                                       MEMBERS.

The Board of Directors or its authorized delegate may admit one or more Members as determined by the Board of Directors as in accordance with applicable law.  All subscriptions are subject to the receipt of cleared funds on or before the acceptance date in the full amount of the subscription, plus the applicable sales charge, if any.  Each potential Member must execute a signature page of this Agreement or of the Company’s subscription agreement pursuant to which such Member agrees to be bound by all the terms and provisions hereof.  The Board of Directors or its authorized delegate may, in its sole discretion, reject any subscription for Units.  The Board of Directors may, in its sole discretion, suspend subscriptions for Units at any time and from time to time, for any reason.  The admission of any person as a Member shall be effective upon the Unit records of the Company (which may be maintained by an agent consistent with the Delaware Act) to reflect the name and the contribution to the capital of the Company of such additional Member.  No act, vote or approval of any Member of the Company is required to admit a new Member in accordance with this Section 2.7.

SECTION 2.8.                BOTH DIRECTORS AND MEMBERS.

A Person may at the same time be a Director and a Member, in which event such Person’s rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof or as provided in the Delaware Act.

SECTION 2.9.                                           LIMITED LIABILITY.

No Member of the Company shall be subject in such capacity to any personal liability whatsoever to any Person in connection with property of the Company or the acts, obligations or affairs of the Company.  Members shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law.  No Director or officer of the Company shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Company or its Members arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the property of the Company for satisfaction of claims of any nature arising in connection with the affairs of the Company.  If any Member, Director or officer, as such, of the Company, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability.  Any repeal or modification of this Section 2.9 shall not adversely affect any right or protection of a Director or officer of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

SECTION 2.10.                                AUTHORITY TO DO BUSINESS.

If determined to be in the interest of the Company by the Board of Directors, an officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

ARTICLE III

MANAGEMENT

SECTION 3.1.                                MANAGEMENT AND CONTROL.

(a)           Management and control of the business of the Company shall be vested in the Board of Directors, which shall have the right, power and authority, on behalf of the Company and in its name, to exercise all rights, powers and authority of “Managers” under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Company and their duties hereunder.  No Director shall have the authority individually to act on behalf of or to bind the Company except within the scope of such Director’s authority as delegated by the Board of Directors.  The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in a director of a Delaware corporation and (ii) each Independent Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a closed-end management investment company under the 1940 Act who is not an “interested person” of such company as such term is defined in the 1940 Act.  During any period in which the Company shall have no Directors, the Adviser may continue to serve as the Adviser to the Company and to provide the Management Services to the Company.

(b)           The Directors shall owe to the Company and its Members the same fiduciary duties as directors of corporations owe to such corporations and their stockholders under the Delaware General Corporation Law.  The Directors may perform such acts as in their sole discretion are proper for conducting the business of the Company.  The enumeration of any specific power herein shall not be construed as limiting the aforesaid power.  Such powers of the Directors may be exercised without order of or resort to any court.

(c)           The Directors shall have power, subject to the Fundamental Policies in effect from time to time with respect to the Company, to:

(1)           manage, conduct, operate and carry on the business of an investment company;

(2)           subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, Transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments.  The Directors shall not be limited by any law limiting the investments which may be made by fiduciaries.

(d)           The Board of Directors shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, Transfer, and otherwise deal in, Units, including Units in fractional denominations, and, subject to the more detailed provisions set forth in this Agreement, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Units any funds or property whether capital or surplus or otherwise, to the full extent now or hereafter permitted corporations formed under the Delaware General Corporation Law.

(e)           Subject to the Fundamental Policies in effect from time to time with respect to the Company, the Directors shall have the power to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Company, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

(f)           The Directors shall have the power, consistent with their continuing exclusive authority over the management of the Company and the property of the Company, to delegate from time to time to such of their number or to officers, employees or agents of the Company the doing of such things, including any matters set forth in this Agreement, and the execution of such instruments either in the name of the Company or the names of the Directors or otherwise as the Directors may deem expedient.  The Directors may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Directors as the Directors shall determine from time to time except to the extent action by the entire Board of Directors or particular Directors is required by the 1940 Act.

(g)           The Directors shall have power to collect all property due to the Company; to pay all claims, including taxes, against the property of the Company or the Company, the Directors or any officer, employee or agent of the Company; to prosecute, defend, compromise or abandon any claims relating to the property of the Company or the Company, or the Directors or any officer, employee or agent of the Company; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Company; and to enter into releases, agreements and other instruments.  Except to the extent required for a corporation formed under the Delaware General Corporation Law, the Members shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Company or the Members.

(h)           The Directors shall have power to incur and pay out of the assets or income of the Company any expenses which in the opinion of the Directors are necessary or incidental to carry out any of the purposes of this Agreement, and the business of the Company, and to pay reasonable compensation from the funds of the Company to themselves as Directors.  The Directors shall fix the compensation of all officers, employees and Directors.  The Directors may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Company.

(i)           The Directors shall have the exclusive authority to adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Company.

(j)           The Directors shall have the power to:  (a) employ or contract with such Persons as the Directors may deem desirable for the transaction of the business of the Company; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of property of the Company, insurance policies insuring the Members, Directors, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Company against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Company would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, Unit purchase, and other retirement, incentive and benefit plans for any Directors, officers, employees and agents of the Company; (e) make donations, irrespective of benefit to the Company, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Company has dealings, including without limitation any Adviser, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Directors may see fit to such extent as the Directors shall determine; (g) guarantee indebtedness or contractual obligations of others; and (h) determine and change the Fiscal Year of the Company and the method in which its accounts shall be kept.

(k)           The Directors shall have the power to conduct the business of the Company and carry on its operations and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Company although such things are not herein specifically mentioned.  Any determination as to what is in the interests of the Company made by the Directors in good faith shall be conclusive.  In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Directors.  The Directors will not be required to obtain any court order to deal with the property of the Company.

(l)           Each Member agrees not to treat, on his personal income tax return or in any claim for a tax refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Company.  The Tax Matters Partner, subject to the supervision of the Board of Directors, shall make such elections under the Code and other relevant tax laws as to the treatment of items of Company income, gain, loss, deduction and credit, and as to all other relevant matters, as may be provided herein or as the Tax Matters Partner deems necessary or appropriate, including, without limitation, elections referred to in Section 754 of the Code, determination of which items of cash outlay are to be capitalized or treated as current expenses, and selection of the method of accounting and bookkeeping procedures to be used by the Company.

(m)           Members shall have no right to participate in and shall take no part in the management or control of the Company’s business and shall have no right, power or authority to act for or bind the Company.  Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of “voting securities” under the 1940 Act.

(n)           The Directors shall elect a President, a Secretary and a Treasurer and may elect a Chairman or Vice Chairman who shall serve at the pleasure of the Directors or until their successors are elected.  The Directors may elect or appoint or may authorize the Chairman, if any, the Vice Chairman, if any, or President to appoint such other officers or agents with such powers as the Directors may deem to be advisable.  A Chairman and any Vice Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Director.  The term of office of an officer shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of an officer.

SECTION 3.2.                                ACTIONS BY THE BOARD OF DIRECTORS.

(a)           Meetings of the Directors shall be held from time to time upon the call of the Chairman, if any, or the President or any two Directors.  Regular meetings of the Directors may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Directors.  Notice of any other meeting shall be given by the Secretary and shall be delivered to the Directors orally not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Director either before or after such meeting.  The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened.  Any time there is more than one Director, a quorum for all meetings of the Directors shall be one-third, but not less than two, of the Directors.  Unless provided otherwise in this Agreement and except as required under the 1940 Act, any action of the Directors may be taken at a meeting by vote of a majority of the Directors present (a quorum being present) or without a meeting by written consent of a majority of the Directors.

Any committee of the Directors, including an executive committee, if any, may act with or without a meeting.  A quorum for all meetings of any such committee shall be one-third, but not less than two, of the members thereof.  Unless provided otherwise in this Agreement, any action of any such committee may be taken at a meeting by vote of a majority of the committee members present (a quorum being present).

With respect to actions of the Directors and any committee of the Directors, Directors who are Interested Directors in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

All or any one or more Directors may participate in a meeting of the Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

(b)           Any action which may be taken by Directors by vote may be taken without a meeting if that number of the Directors, or members of a committee, as the case may be, required for approval of such action at a meeting of the Directors or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Directors.  Such consent shall be treated for all purposes as a vote taken at a meeting of Directors.

SECTION 3.3.                                MEETINGS OF MEMBERS.

(a)           The Company may hold meetings of Members at any time called by a majority of the Directors and shall be called by any Director for any proper purpose upon written request of Members holding in the aggregate not less than fifty-one percent (51%) of the outstanding Units having voting rights on the matter, such request specifying the purpose or purposes for which such meeting is to be called.  Any Member meeting shall be held within or without the State of Delaware on such day and at such time as the Directors shall designate.

(b)           Members shall have no power to vote on any matter except matters on which a vote of Members is required by applicable law, this Agreement or resolution of the Directors.  This Agreement expressly provides that no matter for which voting is required by the Delaware Act in the absence of the contrary provision in the Agreement shall require any vote.  Except as otherwise provided herein, any matter required to be submitted to Members and affecting one or more classes or series of Units shall require approval by the required voting power of all the affected classes and series of Units voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Units is required by the 1940 Act, such requirement as to a separate vote by that class or series of Units shall apply in addition to a vote of all the affected classes and series voting together as a single class.  Members of a particular class or series of Units shall not be entitled to vote on any matter that affects only one or more other classes or series of Units.  There shall be no cumulative voting in the election or removal of Directors.

(c)           Notice of all meetings of Members, stating the time, place and purposes of the meeting, shall be given by the Directors by regular or electronic mail to each Member of record entitled to vote thereat at its registered address or electronic address provided by such Member, mailed at least 10 days and not more than 90 days before the meeting or otherwise in compliance with applicable law.  Only the business stated in the notice of the meeting shall be considered at such meeting.  Any adjourned meeting may be held as adjourned one or more times without further notice not later than 120 days after the record date.  For the purposes of determining the Members who are entitled to notice of and to vote at any meeting the Directors may, without closing the transfer books, fix a date not more than 90 days nor less than 10 days prior to the date of such meeting of Members as a record date for the determination of the Persons to be treated as Members of record for such purposes.

(d)           The holders of a majority of the outstanding Units entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Members for purposes of conducting business on such matter.  The absence from any meeting, in person or by proxy, of a quorum of Members for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Members in respect of such other matters.

Subject to any provision of applicable law, this Agreement or a resolution of the Directors specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Members, (i) the affirmative vote of Members holding a majority of the outstanding Units present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Members with respect to such matter, and (ii) where a separate vote of one or more classes or series of Units is required on any matter, the affirmative vote of Members holding a majority of the outstanding Units of such class or series of Units present in person or represented by proxy at the meeting shall be the act of the Members of such class or series with respect to such matter.

(e)           At any meeting of Members, any holder of Units entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Company as the Secretary may direct, for verification prior to the time at which such vote shall be taken.  Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or one or more of the officers or employees of the Company.  No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy.  Only Members of record shall be entitled to vote.  Each full Unit shall be entitled to one vote and fractional Units shall be entitled to a vote of such fraction.  When any Unit is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Unit, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Unit.  A proxy purporting to be executed by or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  If the holder of any such Unit is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Unit, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

(f)           The Directors shall cause to be prepared at least annually and more frequently to the extent and in the form required by law or applicable regulation a report of operations containing a balance sheet and statement of income of the Company prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements.

(g)           The records of the Company shall be open to inspection by Members to the same extent as is permitted stockholders of a corporation formed under the Delaware General Corporation Law.

(h)           Any action which may be taken by Members by vote may be taken without a meeting if the holders entitled to vote thereon of the proportion of Units required for approval of such action at a meeting of Members pursuant to this Section 3.3 consent to the action in writing and the written consents are filed with the records of the meetings of Members.  Such consent shall be treated for all purposes as a vote taken at a meeting of Members.

SECTION 3.4.                                CUSTODY OF ASSETS OF THE COMPANY.

The physical possession of all funds, Securities or other properties of the Company shall at all times, be held, controlled and administered by one or more custodians retained by the Company in accordance with the requirements of the 1940 Act and the rules thereunder.

SECTION 3.5.                                OTHER ACTIVITIES OF MEMBERS AND DIRECTORS.

(a)           The Directors shall not be required to devote full time to the affairs of the Company, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

(b)           Any Member, Director, Adviser, and any Affiliate of any of them, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, Advisers or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements.  No Member or Director shall have any rights in or to such activities of any other Member, Director or Adviser or any Affiliate thereof, or any profits derived therefrom.

SECTION 3.6.                                DUTY OF CARE.

(a)           No Director or officer of the Company shall be liable to the Company or to any of its Members for any loss or damage occasioned by any act or omission in the performance of his or her services to the Company as a Director, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Director or officer constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Director’s or officer’s office.

(b)           Members not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for Units shall be liable to the Company, any Member or third parties only as provided under the Delaware Act.

SECTION 3.7.                                INDEMNIFICATION.

(a)           The Company hereby agrees to indemnify each person who at any time serves as a Director, Adviser or officer of the Company (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such indemnitee may be or may have been involved as a party or otherwise or with which such indemnitee may be or may have been threatened, while acting in any capacity set forth in this Section 3.7 by reason of the indemnitee having acted in any such capacity, except with respect to any matter as to which the indemnitee shall not have acted in good faith in the reasonable belief that the indemnitee’s action was in the best interest of the Company or, in the case of any criminal proceeding, as to which the indemnitee shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of the indemnitee’s position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to as “disabling conduct”).  Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Directors or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification.  The rights to indemnification set forth in this Agreement shall continue as to a person who has ceased to be a Director or officer of the Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives.  No amendment or restatement of this Agreement or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Director or officer of the Company or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b)           Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Directors who are Disinterested Non-Party Directors that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder.  All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c)           The Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Directors determine that the applicable standards of conduct necessary for indemnification appear to have been met.  In addition, at least one of the following conditions must be met:  (i) the indemnitee shall provide adequate security for his or her undertaking, (ii) the Company shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Directors, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d)           The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Agreement, the By-Laws of the Company, any statute, agreement, vote of Members or Directors who are “disinterested persons” (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.

(e)           Subject to any limitations provided by the 1940 Act and this Agreement, the Company shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Company or serving in any capacity at the request of the Company to the full extent corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Directors.

(f)           Each Member covenants for itself and its successors, assigns, heirs and personal representatives that such Person shall, at any time prior to or after the dissolution of the Company, whether before of after such Member’s withdrawal from the Company, pay to the Company and/or the Tax Matters Partner on demand any amount which the Company or the Tax Matters Partner, as the case may be, is required to pay in respect of taxes (including withholding taxes and, if applicable, interest, penalties and costs and expenses of contesting any such taxes) imposed upon income of or distributions to such Member.

SECTION 3.8.                                NO BOND REQUIRED OF DIRECTORS.  No Director shall, as such, be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

SECTION 3.9.                                NO DUTY OF INVESTIGATION; NO NOTICE IN COMPANY INSTRUMENTS, ETC.

  No purchaser, lender, transfer agent or other person dealing with the Directors or with any officer, employee or agent of the Company shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Directors or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Directors or of said officer, employee or agent.  Every obligation, contract, undertaking, instrument, certificate, Unit, other security of the Company, and every other act or thing whatsoever executed in connection with the Company shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Directors under this Agreement or in their capacity as officers, employees or agents of the Company.  The Directors may maintain insurance for the protection of the property of the Company, the Members, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable or is required by the 1940 Act.

SECTION 3.10.                                RELIANCE ON EXPERTS, ETC.

  Each Director and officer or employee of the Company shall, in the performance of his or duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of the Company’s officers or employees or by any Adviser, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Directors, officers or employees of the Company, regardless of whether such counsel or expert may also be a Director.

SECTION 3.11.        FEES, EXPENSES AND REIMBURSEMENT.

(a)           The Board of Directors may cause the Company to compensate each Director for his or her services as such.  In addition, the Directors shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(b)           The Company shall bear all expenses incurred in its business and operations, other than those specifically required to be borne by the Adviser pursuant to an Investment Management Agreement or by any other service provider to the Company pursuant to a duly authorized Agreement with the Company.  Expenses to be borne by the Company include, but are not limited to, organizational and initial offering expenses; ongoing offering expenses; Directors’ fees; costs of directors and officers/errors and omissions insurance; fidelity bond expenses; administrative expenses; legal, tax, custodial, audit, professional, escrow, internal and external fund accounting, transfer agency and valuation expenses; corporate licensing and printing expenses; record keeping expenses; expenses incurred in communicating with Members, including the costs of preparing, printing and mailing reports to Members; and extraordinary expenses.  Company expenses will also include investment-related expenses, including, but not limited to, brokerage commissions, dealer mark-ups, and other transactions costs on its cash management or any direct investment in Securities; and interest expense on any borrowings it may make.  The Adviser shall be entitled to reimbursement from the Company for any of the Company’s expenses that it pays on behalf of the Company other than those required to be borne by the Adviser pursuant to the Investment Management Agreement.

(c)           Subject to procuring any required regulatory approvals, from time to time the Company may, alone or in conjunction with other accounts for which the Adviser, or any Affiliate of the Adviser, acts as general partner or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board of Directors shall determine.

(d)           From time to time, pursuant to Article III, Members, including the Adviser if a Member, may perform services for the Company, and the compensation provided to such Members in exchange for services shall be deemed solely for income tax purposes as guaranteed payments as that term is defined by Section 707(c) of the Code.  Any time a guaranteed payment is made to a Member, such payment shall not be subject to withholding tax and shall instead be reported as a guaranteed payment on the respective income tax returns.

ARTICLE IV

TRANSFERS AND REPURCHASES

SECTION 4.1.                                TRANSFER OF UNITS.

(a)           Except with the express written consent of the Board of Directors, which may be withheld, a Member may not Transfer any of its Units or any attributes of its Units in whole or in part to any Person, except by last will and testament or by operation of law.  Any Transfer made in violation of this Section 4.1 shall be void and of no effect.  No transferee of any Unit shall become a Member except upon admission pursuant to this Agreement upon the consent of the Board of Directors.

(b)           Any transferee that acquires Units by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudication of incompetence, dissolution, merger, reorganization or termination of a Member or otherwise shall be entitled to the allocations and distributions allocable to Units so acquired and to Transfer such Units in accordance with the terms of this Agreement, but to the extent permitted by applicable law (including the 1940 Act) shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member.  If a Member transfers Units with the approval of the Board of Directors (or its delegates), the Board of Directors shall promptly take all necessary actions so that the transferee is admitted to the Company as a Member.  Each Member effecting a Transfer and its transferee agree to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Company in connection with such Transfer.

(c)           Each Member shall indemnify and hold harmless the Company, the Board of Directors, the Adviser, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.1 and (ii) any misrepresentation by such Member in connection with any such Transfer.

(d)           The Directors shall not approve, and the Company shall not recognize for any purpose, any purported Transfer of Units unless and until the Transfer Restrictions, consisting of the provisions of this Article VI and the Unit Transfer Policy, have been satisfied or the Board has by resolution specifically waived any unsatisfied provision, condition or restriction. A Transfer of Units approved by the Board that satisfies, in the sole discretion of the Board, the provisions and conditions of the Transfer Restrictions (or if any unsatisfied condition is waived), shall be referred to in this Agreement as a “Permitted Transfer.”

(e)           Notwithstanding the Transfer Restrictions, a Unit Holder may pledge, grant a lien on all or any portion of its Units as security for the payment of debt, provided that a subsequent foreclosure or transfer to the secured party in lieu of foreclosure or otherwise shall be considered a Transfer and thereby subject to the terms of this Agreement.

(f)           If a Transfer or attempted Transfer of Units is not a Permitted Transfer, the Member and the prospective transferee engaging or attempting to engage in the Transfer is liable to and shall indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that the Company and any of the other Members may incur (including incremental tax liabilities, attorneys’ fees and expenses) as a result of the Transfer or attempted Transfer and efforts to prohibit the transfer or enforce the indemnity.

(g)           Units held by a transferee are subject to the Transfer Restrictions subsequent to a transfer permitted under this Article.

(h)           The Unit Transfer Policy shall be developed by the Board and impose conditions and restrictions on Transfers to: (1) preserve the tax status of the Company; (2) comply with state or federal securities laws; (3) require appropriate information from the transferor and transferee regarding the Transfer; and (4) require appropriate representations from the transferor and/or transferee regarding the Transfer. The Unit Transfer Policy also shall state the permitted method and conventions that shall be used in allocating Net Profits, and Net Losses and all other items attributable between the transferor and the transferee. The Unit Transfer Policy may be amended by the Board without Member approval.

(i)           A transferee of Units, pursuant to a Permitted Transfer, shall be admitted as a substitute Member provided that such transferee has complied with the following provisions:

(i)           The transferee shall, by written instrument in form and substance reasonably satisfactory to the Board, agree to be bound by all of the terms and provisions of this Agreement, and assume the obligations of the transferor Member hereunder with respect to the Transferred Units.

(ii)           The transferee shall pay for or reimburse the Company for all reasonable legal, filing and publication costs incurred in connection with the admission of the transferee as a Member.

(iii)           Except in the case of a Transfer involuntarily by operation of law, if required by the Board, the transferee shall deliver to the Company evidence of his/her/its authority to become a Member.

(iv)           The transferee and transferor shall each execute and deliver such other instruments as the Board reasonably deems necessary or appropriate in connection with such Transfer.

        SECTION 4.2.        REPURCHASE OF UNITS.

Except as otherwise provided in this Agreement, no Member or other person holding Units shall have the right to require the Company to redeem its Units.

ARTICLE V

CAPITAL

SECTION 5.1.                              CONTRIBUTIONS TO CAPITAL.

(a)           The minimum initial Capital Contribution by a Member shall be as provided in a resolution adopted by the Board of Directors.  The amount of the initial Capital Contribution of each Member shall be recorded on the books and records of the Company upon acceptance as a Capital Contribution.  The Directors shall not be entitled to make voluntary Capital Contributions as Directors of the Company, but may make voluntary Capital Contributions as Members.

(b)           Members may make additional Capital Contributions in increments of such amount as the Board of Directors or its delegate, in their respective discretion, may determine from time to time, effective as of such times as the Board of Directors, in its discretion, may permit, subject to the limitations applicable to the admission of Members pursuant to Section 2.7 hereof, but no Member other than a Subscription Member shall be obligated to make any additional Capital Contributions.

(c)           Except as otherwise permitted by the Board of Directors, (i) initial and any additional Capital Contribution by any Member shall be payable in cash or in such Securities as the Board of Directors, in its absolute discretion, may agree to accept on behalf of the Company, and (ii) initial and any additional Capital Contributions in cash shall be payable in readily available funds at the date of the proposed acceptance of the Capital Contribution.  The value of contributed Securities shall be determined in accordance with Section 7.2 hereof.

(d)           (i)           Subject to the provisions of this Section 5.1 and Section 5.3, each Class B Member agrees to make Capital Contributions to the Company up to the amount of its Remaining Capital Commitment at any time or from time to time for the purpose of satisfying Company Expenses or, during the Investment Period, for the purpose of making a Primary Investment. Notwithstanding the foregoing, each Class B Member agrees to make Capital Contributions to the Company subsequent to the Investment Period for the purpose of making Primary Investments (x) in one or more existing Portfolio Companies or (y) in respect of Primary Investments which were committed to in writing prior to the termination of the Investment Period. Such Capital Contributions shall be made in the amounts and in the manner set forth below:

(A)           The Adviser shall deliver to each Class B Member a notice (a “Funding Notice”) that Capital Contributions are to be made to the Company (a “Drawdown”) at least 10 business days prior to the date of such Drawdown (except as otherwise provided in Section 5.3), which Funding Notice shall comply with Section 5.1(d)(iii).

(B)           Subject to Section 5.3, each Class B Member’s required Capital Contribution in respect of a Primary Investment or for Company Expenses, as the case may be, shall be equal to the lesser of [a] such Class B Member’s Remaining Capital Commitment and [b] such Class B Member’s pro rata share (determined with reference to the sum of the aggregate Capital Commitments of all Class B Members) of the aggregate amount required for the Company to make such Primary Investment or to pay such Company Expenses, and the Remaining Capital Commitment of each Class B Member shall be reduced by the amount of Capital Contributions contributed by such Class B Member for Primary Investments and for Company Expenses; and

(C)           each Class B Member shall contribute to the Company, in cash or by wire transfer of immediately available funds, in each case in U.S. Dollars and in the case of a wire transfer, to the bank account of the Company as shall be designated in the Funding Notice for such Drawdown on or prior to the date of the Drawdown as specified in such Funding Notice, the U.S. Dollar amount specified for such Class B Member in such Funding Notice.

(ii)           If the Adviser in its discretion deems it advisable, it may proportionately reduce the amount of or cancel any call for Capital Contributions by giving notice to each Class B Member. No amount not contributed to the Company by reason thereof shall reduce any Class B Member’s Remaining Capital Commitment.

(iii)           All Funding Notices shall contain statements which specify or describe:

(A)           the U.S. Dollar amount of such Class B Member’s proportionate share of such Drawdown, which shall be calculated in the manner described in section 5.1(d)(i);
(B)           the date of such Drawdown;
(C)           the bank account of the Company to which such Drawdown is to be paid; and
(D)           the purpose of such Drawdown.

(iv)           At the end of the Investment Period, subject to Section 5.1(d)(v), each Class B Member will be released from any further obligation to make Capital Contributions other than Capital Contributions to satisfy Company Expenses, to fund any Primary Investment contemplated by the second sentence of Section 5.1(d)(i), or to fund deficit Capital Accounts pursuant to Section 5.5(e).

(v)           In the event the Board of Directors determines to dissolve the Company pursuant to Section 6.1(2), then the Board of Directors may require all Class B Members to contribute to the Company prior to such dissolution an amount up to each Class B Member’s Remaining Capital Commitment, pro-rata among all Class B Members, in an aggregate amount sufficient to result, upon final distributions to all Members, in each class of Units outstanding, as a class, receiving aggregate distributions similar in proportion to such class’s aggregate Capital Contributions.

(e)           All Persons who are Members as of the Effective Date agree their capital interests in the Company designated as Units in the Original Agreement shall be designated as Class A Units as of the Effective Date, equal in number to the number of Units held by such Members prior to the Effective Date.

SECTION 5.2.                                RETURN OF UNUTILIZED CONTRIBUTIONS.

(a)           If the Adviser determines that a proposed Primary Investment in respect of which Class B Members have made Capital Contributions will not be consummated, the Adviser may cause the Company to refund to the Class B Members that made such Capital Contributions the amounts of such Capital Contributions.  If the Adviser determines that a proposed Primary Investment in respect of which Class B Members have made Capital Contributions will not require the full amount of Capital Contributions made therefore, the Adviser may cause the Company to refund to the Class B Members that made such Capital Contributions, pro rata to the amounts of such Capital Contributions, the amount of such Capital Contributions which exceeds the portion required to consummate such Primary Investment.

(b)           For purposes of determining the Remaining Capital Commitment of a Class B Member, and for purposes of determining the amount of Capital Contribution made by a Class B Member pursuant to Section 5.2(a), the amount refunded shall be treated as never having been contributed to the Company.  If during the period between the contribution and a refund of such amount, the Class B Members have made Capital Contributions for another Primary Investment or for any other purpose in ratios that were incorrect in light of the preceding sentence, then the Adviser shall require such additional Capital Contributions and shall refund such amounts, as are necessary to adjust the Capital Contributions of Class B Members for such other Primary Investment to the correct ratio.

SECTION 5.3.                                DEFAULTING CLASS B MEMBERS.

(a)           The failure by any Class B Member to make, when due, all or any portion of the Capital Contribution required to be contributed by such Class B Member pursuant to this Agreement or any other payment required to be made by it to the Company shall constitute an “Event of Default” by such Class B Member.  Upon the occurrence of an Event of Default, such Class B Member may be deemed a “Defaulting Class B Member” and the following provisions of this

Section 5.3 shall apply. The Board of Directors, in its discretion, may choose not to designate any Class B Member as a Defaulting Class B Member and may agree to waive or permit the cure of any Event of Default by a Class B Member, subject to such conditions as the Board of Directors and such Class B Member may agree upon.

(b)           A Defaulting Class B Member may, in the discretion of the Board of Directors, be charged an additional amount on the unpaid balance of any overdue Capital Contributions or other payments, including interest thereon, at the Default Rate from the date such balance was due and payable through the date full payment for such contribution or payment is actually made.  No such additional amount or interest shall be treated as a Capital Contribution hereunder or reduce the Remaining Capital Commitment of such Defaulting Class B Member.

(c)           Whenever the vote, consent or decision of a Class B Member or of the Members is required or permitted pursuant to this Agreement, except as required by the Delaware Act, a Defaulting Class B Member shall not be entitled to participate in such vote or consent, or to make such decision, and such vote, consent or decision shall be tabulated or made as if such Defaulting Class B Member were not a Member.

(d)           The Board of Directors shall have the right in its sole discretion to determine that a Defaulting Class B Member shall forfeit all its Class B Units (including the Capital Account balance of the Defaulting Class A Member and all distributions that such Defaulting Class B Member would otherwise receive), effective upon the Event of Default, in which event (i) the Defaulting Class B Member shall cease to be a Member with respect to such forfeited Class B Units (provided, however, that such forfeited Defaulting Class B Member shall cease to have any liability for the payment of the forfeited percentage of any Capital Contributions due at such time or in the future), (ii) the forfeited Capital Accounts shall be allocated among the non-defaulting Members and (iii) the distributions withheld from the Defaulting Class B Member shall be allocated and distributed to the other Members [a] in proportion to their Investment Percentages, or [b] if such distribution is not attributable to a Primary Investment, in proportion to their respective proportionate interests in the Company property or funds that produced such distribution, as reasonably determined by the Board of Directors, or [c] in the case of a distribution upon liquidation, in proportion to the liquidating distributions to them pursuant to Section 6.2.  All amounts so allocated to the Capital Accounts of the non-defaulting Members shall be deemed, for the purposes of calculating distributions pursuant to Section 5.16 of this Agreement, to be Capital Contributions by such non-defaulting Members.  The Capital Accounts of the Members shall be adjusted pursuant to Section 5.5 to take account of changes to the Members’ Capital Accounts pursuant to this paragraph.

(e)           Upon the occurrence of an Event of Default, the Board of Directors may require all of the non-defaulting Class B Members to increase their Capital Contributions by an aggregate amount equal to the Capital Contribution of the Defaulting Class B Member on which it defaulted; provided that no Class B Member will be required to fund amounts in excess of its Remaining Capital Commitment.  If the Board of Directors elects to require such increase, the Board of Directors shall deliver to each nondefaulting Class B Member written notice of such default as promptly as practicable after its occurrence and, thereafter, with respect to each Primary Investment, the Board of Directors shall as promptly as practicable deliver to each such non-defaulting Class B Member a Funding Notice in respect of the Capital Contribution which the Defaulting Class B Member failed to make.  Subject to the proviso set forth above in this Section 5.3(e), such notice shall (i) call for a Capital Contribution by each such non-defaulting Class B Member for an amount equal to the total amount of such Drawdown multiplied by such non-defaulting Class B Member’s Remaining Commitment Fraction and (ii) specify the date for such Capital Contribution, which date shall be at least five business days from the date of delivery of such Funding Notice by the Board of Directors.  If any Class B Member is not required to make a Capital Contribution in accordance with this Section 5.3(e) because such Capital Contribution would be in excess of such Class B Member’s Remaining Capital Commitment, then the provisions of this Section 5.3(e) shall operate successively until either all Class B Members able to participate in such Primary Investment are subject to the constraints set forth above or the full amount of the Capital Contributions of the Defaulting Class B Member has been provided for.

(f)           Upon the occurrence of an Event of Default, the Board of Directors may require a Defaulting Class B Member to repay to the Company any Excess Distributions, and any such repaid Excess Distributions shall be allocated among all other Members’ Capital Accounts.  The Capital Accounts of the Members shall be adjusted pursuant to Section 5.5 to take account of changes to the Members’ Capital Accounts pursuant to this paragraph.

(g)           Other than as provided in this Section 5.3, the obligations of any Defaulting Class B Member to the Company hereunder shall not be extinguished as a result of the existence of the rights, or the occurrence of one or more of the transactions, contemplated by this Section 5.3.

(h)           The Board of Directors shall have full power, in its discretion, without prejudice to any other rights or remedies the Board of Directors or the Company may have:

(i)           to require, subject to the 1940 Act, the Defaulting Class B Member to sell to the Company or to all of the other Class B Members (other than Defaulting Class B Members) who wish to purchase, on a pro rata basis based on their respective Capital Commitments, the Defaulting Class B Member’s Class B Units at a purchase price equal to the lesser of (x) the cost of such Defaulting Class B Member’s Class B Units or (y) such price as the Board of Directors determines in its discretion is fair and reasonable under the circumstances; or

(ii)           to require, subject to the 1940 Act, the Defaulting Class B Member to sell its Class B Units to the Company or to a third party or third parties designated by the Board of Directors, at a purchase price equal to the lesser of (x) the cost of such Defaulting Class B Member’s Class B Units or (y) such price as the Board of Directors determines in its discretion is fair and reasonable under the circumstances, provided that prior to such sale all of the Members other than the Defaulting Class B Member (or any other Defaulting Class B Member) shall have been offered an opportunity in writing to purchase the Defaulting Class B Member’s Class B Units as aforesaid, and such sale to the Company or such third party shall be made to the extent that such Members have declined to make such purchase or have not indicated their acceptance of such offer to the Company within fifteen business days of the delivery of such offer.

(i)           The Board of Directors shall have the right to commence legal proceedings against the Defaulting Class B Member to collect all amounts owed by such Defaulting Class B Member to the Company or any other Person, pursuant to the terms of this Agreement, together with interest thereon at the maximum rate permitted by law up to twenty-five percent (25%) per annum from the date of default plus all collection expenses, including attorneys’ fees.

(j)           No right, power or remedy conferred upon the Board of Directors in this Section 5.3 shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy whether conferred in this Section 5.3 or now or hereafter available at law or in equity or by statute or otherwise.  No course of dealing between the Board of Directors and any Defaulting Class B Member and no delay in exercising any right, power or remedy conferred in this Section 5.3 or now or hereafter existing at law or in equity or by statute or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy.

(k)           Each Class B Member acknowledges by its execution hereof that it has been admitted to the Company in reliance upon its agreements under this Agreement, that the Board of Directors and the Company may have no adequate remedy at law for a breach hereof and that damages resulting from a breach hereof may be impossible to ascertain at the time hereof or of such breach.

SECTION 5.4.                                RIGHTS OF MEMBERS TO CAPITAL.

No Member shall be entitled to interest on any Capital Contribution, nor shall any Member be entitled to the return of any Capital Contribution except upon the liquidation of the Company’s assets pursuant to Section 6.2 hereof.  Except as provided by Section 5.3 or applicable law, no Member shall be liable for the return of any such capital properly paid to such Member.  No Member shall have the right to require partition of the Company’s property or to compel any sale or appraisal of the Company’s assets.

SECTION 5.5.                                CAPITAL ACCOUNTS.

(a)           The Company will maintain a separate Capital Account for each Member.

(b)           Each Member’s Capital Account will have an initial balance equal to the amount constituting such Member’s initial Capital Contribution.

(c)           Each Member’s Capital Account will be increased by the sum of (i) the amount of cash constituting additional Capital Contributions by such Member permitted or required pursuant to Sections 5.1 and 5.3 hereof, plus (ii) all amounts credited to such Member’s Capital Account pursuant to Sections 5.6 through 5.8.

(d)           Each Member’s Capital Account will be reduced by the sum of (i) distributions to such Member pursuant to Sections 5.16 and 6.2 hereof (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take for purposes of Section 752 of the Code), plus (ii) any amounts debited against such Capital Account pursuant to Sections 5.6 through 5.8 hereof.

(e)           No Member shall be required to pay to the Company or to any other Member or person any deficit in such Member’s Capital Account upon dissolution or otherwise, except (i) as may be required as a consequence of the operation of Section 5.3, or (ii) that Class B Members may be required to make Capital Contributions up to their Remaining Capital Commitments in order to bring their negative Capital Account balances to zero.

(f)           Before decreasing a Member’s Capital Account (as described in this Article V) with respect to the distribution of any property (other than cash) to such Member, all Members’ Capital Accounts shall be adjusted as provided in Section 5.14.

(g)           In determining the amount of any liability for purposes of this Section 5.5, there shall be taken into account Code Section 752 and any other applicable provisions of the Code and any Regulations promulgated thereunder.

(h)           Members’ Capital Accounts shall be adjusted in accordance with, and upon the occurrence of an event described in Regulation Section 1.704-1(b)(2)(iv)(f) to reflect a revaluation of the Company’s assets on the Company’s books.  Such adjustments to the Members’ Capital Accounts shall be made in accordance with Regulation Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss with respect to such revalued property.

(i)           All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Regulations under Section 704 of the Code, and shall be interpreted and applied in a manner consistent with such Regulations.  The Tax Matters Partner, subject to the supervision of the Board of Directors, shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with the Regulations promulgated under Section 704 of the Code.

SECTION 5.6.                                ALLOCATION OF CERTAIN INCOME, NET PROFIT AND NET LOSS.

(a)           Net Profit and Net Loss attributable to Initial Investments shall be allocated among the Members according to their respective Capital Contribution Percentages.

(b)           After any allocations required by Section 5.6(a), if any, as of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period attributable to Primary Investments shall be allocated among the Members in accordance with their respective Investment Percentages for such Fiscal Period.

(c)           Notwithstanding any other provisions of Article V, the Board of Directors may, in its discretion, make such allocations of Net Profit or Net Loss among the Members as it deems necessary or appropriate to effectuate the result intended by Section 5.1(d)(v).

SECTION 5.7.                                ALLOCATION OF CERTAIN EXPENDITURES.

Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Company, to the extent determined by the Board of Directors to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged only to those Members on whose behalf such payments are made or whose particular circumstances gave rise to such payments.  Such charges shall be debited from the Capital Accounts of such Members as of the close of the Fiscal Period during which any such items were paid or accrued by the Company.

Section 5.8.                            RESERVES.

Appropriate reserves may be created, accrued and charged against Net Assets by the Board of Directors for any liabilities, including those contingent liabilities where the contingency has occurred and is recognizable, as of the date any such liability becomes known to the Adviser or the Board of Directors, such reserves to be in the amounts that the Board of Directors (or its authorized delegate), in its sole discretion, deems necessary or appropriate.  The Board of Directors (or its authorized delegate) may increase or reduce any such reserves from time to time by such amounts as the Board of Directors (or its authorized delegate), in its sole discretion, deems necessary or appropriate.

SECTION 5.9.                                TAX ALLOCATIONS.

(a)           Except as otherwise provided in this Section 5.9, as of the end of each Fiscal Year, the Company’s income, gain, loss, deductions and credits, all as determined for federal income tax purposes, shall be allocated among the Members in a manner consistent with the economic allocations of Section 5.6 and giving effect to Sections 704(b) and (c) of the Code and the Regulations thereunder and Section 706(c)(1) of the Code as determined by the Tax Matters Partner.

(b)           The Tax Matters Partner may, subject to the supervision of the Board of Directors, adopt such methods and procedures as it deems appropriate to allocate items of gain and loss to eliminate the difference between the Members’ respective Capital Account balances and their respective tax bases in their Units, in accordance with approaches described in Regulation Section 1.704-3(e)(3).

(c)           Allocations pursuant to this Section 5.9 are solely for U.S. federal, state and local income tax purposes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account(s) or share of Net Profit (and items thereof) or Net Loss (and items thereof).  The Members are aware of the tax consequences of the allocations made by this Section 5.9 and hereby agree to be bound by the provisions of this Section 5.9 in reporting their shares of items of Company income, gain, loss, deduction and expense.

SECTION 5.10.                                TRANSFER OF OR CHANGE IN INTERESTS.

The Tax Matters Partner, subject to the supervision of the Board of Directors, is authorized to use any convention or combination of conventions likely to be upheld for federal income tax purposes regarding the allocation of items of Company income, gain, loss, deduction and expense with respect to a new Member’s Unit, a transferred Unit and a withdrawn Unit.  A transferee who takes all or part of a Member’s Unit shall succeed to the Capital Account of the transferor Member to the extent it relates to the whole or partial Unit transferred.

SECTION 5.11.                                REGULATORY AND RELATED ALLOCATIONS.

Notwithstanding anything expressed or implied to the contrary in this Agreement, the following special allocations shall be made, if and to the extent required by the Regulations pursuant to Section 704 of the Code, in the following order:  (A) “minimum gain chargeback”; (B) “partner minimum gain chargeback”; and (C) “qualified income offset” (each as defined in the Regulations under Section 704 of the Code).  No allocation of Net Loss (or items thereof) shall be made to any Member to the extent that such allocation would create or increase an Adjusted Capital Account Deficit with respect to such Member.  In addition, all nonrecourse deductions (within the meaning of such Regulations) for any Fiscal Period shall be allocated to the Members in accordance with any permissible method under the applicable Regulations, and all “partner nonrecourse deductions” (within the meaning of such Regulations) for any Fiscal Period shall be allocated to the Member who bears the economic risk of loss with respect to the “partner nonrecourse debt” (within the meaning of such Regulations) to which such partner nonrecourse deductions are attributable in accordance with the Regulations under Section 704 of the Code.

SECTION 5.12.                                CURATIVE ALLOCATIONS.

The allocations set forth in Section 5.11 (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations promulgated under Section 704 of the Code.  Notwithstanding any other provisions of this Agreement, the Regulatory Allocations shall be taken into account in allocating other profits, losses and items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other profits, losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

SECTION 5.13.                                FEDERAL INCOME TAX.

It is the intent of this Company and its Members that this Company will be governed by the applicable provisions of Subchapter K, of Chapter 1, of the Code.  The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or Members shall be a partner or joint venturer of any other Member or Members, for any purpose other than federal and, if applicable, state tax purposes, and this Agreement shall not be construed to the contrary.  The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment and shall exercise commercially reasonable efforts to cause the Company to remain classified as a partnership for federal and, if applicable, state income tax purposes.

SECTION 5.14.                                DEEMED SALE OF ASSETS.

For all purposes of this Agreement, any property (other than cash) that is distributed or to be distributed in-kind to one or more Members for a Fiscal Period (including, without limitation, any non-cash asset which shall be deemed distributed immediately prior to the dissolution and winding up of the Company so as to permit the unrealized gain or loss inherent in such assets to be allocated to the Members), or that is constructively distributed on termination of the Company pursuant to Section 708(b)(1)(B) of the Code, shall be deemed to have been sold for cash equal to its fair market value, and the unrealized gain or loss inherent in such assets shall be treated as recognized gain or loss for purposes of determining the Net Profits and Net Loss of the Company to be allocated pursuant to Section 5.6 hereof for such Fiscal Period.

SECTION 5.15.	CERTAIN DETERMINATIONS BY TAX MATTERS PARTNER.

All matters concerning the computation of Capital Accounts, Loss Carryforward Accounts, the allocation of Net Profit (and items thereof) and Net Loss (and items thereof), the allocation of items of Company income, gain, loss, deduction and expense for tax purposes and the adoption of any accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the Tax Matters Partner subject to the supervision of the Board of Directors.  Such determination shall be final and conclusive as to all Members.

Notwithstanding anything expressed or implied in this Agreement to the contrary, in the event the Tax Matters Partner shall determine, subject to the supervision of the Board of Directors, that it is prudent to modify the manner in which the Members’ Capital Accounts, or any debits or credits thereto, and/or allocations of items of income, gain, loss, deduction or expense are computed in order to effectuate the intended economic sharing arrangement of the Members as reflected in Sections 5.6(a) and (b), the Tax Matters Partner may make such modification.

SECTION 5.16.                                DISTRIBUTIONS.

(a)           The Company shall distribute, from time to time and at least quarterly, to the Members an amount equal to each such Member’s undistributed Net Profit less any Net Losses attributable to such Member’s share of the Initial Investments according to their respective Capital Contribution Percentages.

(b)           In addition to any distributions made by the Company pursuant to Section 5.16(a), the Board of Directors, in its sole discretion, may authorize the Company to make distributions in cash at any time to all of the Members on a pro rata basis in accordance with the Members’ Investment Percentages.  Notwithstanding the foregoing or any other provision contained in this Agreement, the Company, and the Board of Directors on behalf of the Company, shall not be required to make a distribution to a Member in respect of its Units if such distribution would violate the Delaware Act or other applicable law.

SECTION 5.17.        WITHHOLDING.

(a)           Notwithstanding anything expressed or implied to the contrary in this Agreement, the Tax Matters Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any foreign or United States federal, state or local withholding requirement with respect to any allocation, payment or distribution by the Company to any Member or other Person.  All amounts so withheld, and, in the manner determined by the Tax Matters Partner, subject to the supervision of the Board of Directors, amounts withheld with respect to any allocation, payment or distribution by any Person to the Company, shall be treated as distributions to the applicable Members under the applicable provision of this Agreement.  If any such withholding requirement with respect to any Member exceeds the amount distributable to such Member under this Agreement, or if any such withholding requirement was not satisfied with respect to any item previously allocated, paid or distributed to such Member, or any successor or assignee with respect to such Member’s Unit, the Company hereby indemnifies and agrees to hold harmless the Tax Matters Partner, the other Members and the Company for such excess amount or such amount required to be withheld, as the case may be, together with any applicable interest, additions or penalties thereon.

(b)           The Tax Matters Partner shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption.  To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Tax Matters Partner with such information and forms as such Member may be required to complete when necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents.  Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Company and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

ARTICLE VI

DISSOLUTION AND LIQUIDATION

SECTION 6.1.                                DISSOLUTION.

The Company will be dissolved:

(1)           upon the affirmative vote to dissolve the Company by not less than 80% of the Directors (including a majority of the Independent Directors);

(2)           upon the unanimous determination of the entire Board of Directors that (i) the Company’s operational expenses over a period are projected to be disproportional to the projected returns on the Company’s remaining assets over such period, and (ii) the Company is able to sell its remaining assets consistent with the 1940 Act at such time at a price which, in the Board of Director’s discretion, provides a reasonable return to Members in light of the determination made pursuant to Section 6.1(2)(i); or

(3)           as required by the Delaware Act or other applicable law.

Dissolution of the Company will be effective on the day on which the event giving rise to the dissolution shall occur, but the existence of the Company as a separate legal entity shall not terminate until the assets of the Company have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

SECTION 6.2.                                WINDING UP.

(a)           Upon the dissolution of the Company as provided in Section 6.1 hereof, the Board of Directors (or its delegate), acting as the liquidator, shall wind up the business and administrative affairs of the Company, except that if the Board of Directors is unable to perform this function (or to designate an appropriate delegate to do so), a liquidator elected by Members holding a majority of the outstanding Units eligible to vote shall promptly wind up the business and administrative affairs of the Company.  Net Profit and Net Loss during the period of winding up shall be allocated pursuant to Section 5.6 hereof.  The proceeds from liquidation of the Company’s assets shall be distributed in the following manner:

(1)           first, the debts of the Company, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith and amounts, if any, owed to Affiliates of the Company), up to and including the date that distribution of the Company’s assets to the Members has been completed, shall first be satisfied (whether by payment or reasonable provision for payment thereof) on a pro rata basis;

(2)           second, such debts, liabilities or obligations as are owing to the Members shall next be paid in their order of seniority and on a pro rata basis;

(3)           third, the Initial Investments if distributed in kind pursuant to Section 6.2(b), or any proceeds received by the Company from the liquidation of the Initial Investments, net of any costs directly incurred by the Company to purchase, hold or sell such Initial Investments, shall be distributed to each Member or their legal representatives according to each Member’s respective Capital Contribution Percentage; and

(4)           fourth, to the Members or their legal representatives in accordance with their respective Investment Percentages.

(b)           Anything in this Section 6.2 to the contrary notwithstanding, but subject to the Delaware Act, upon dissolution of the Company, the Board of Directors or other liquidator may distribute ratably in kind any assets of the Company; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.2 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

ARTICLE VII

ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

SECTION 7.1.                                ACCOUNTING AND REPORTS.

(a)           The Company will maintain its books and records on the accrual method of accounting based upon generally accepted accounting principles except as otherwise described in this Agreement; provided that the Board of Directors may adopt any accounting method determined by the Board of Directors to be in the best interests of the Company, in its sole discretion.  The Company’s accounts shall be maintained in U.S. currency.  The Company shall cause annual financial statements prepared in accordance with this Section 7.1(a), subject always to any requirements of the 1934 Act and 1940 Act, to be accompanied by a report of independent public accountants based upon an audit performed in accordance with generally accepted auditing standards.

(b)           After the end of each tax year, the Company shall furnish to each Member such information regarding the operation of the Company and such Member’s Units as is determined by the Board of Directors to be reasonably necessary for Members to complete federal, state and local income tax or information returns and any other tax information required by federal, state or local law.

(c)           Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, the Company shall furnish to each Member such reports containing the information required by the 1940 Act and/or the 1934 Act.  The Company may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

SECTION 7.2.                                VALUATION OF NET ASSETS.

(a)           Except as may be required by the 1940 Act, the Board of Directors shall value or have valued any Securities or other assets and liabilities of the Company as of the close of business on the last Business Day of each quarter prior to such date as determined from time to time by the Adviser in accordance with such valuation procedures as shall be established from time to time by the Board of Directors and that conform to the requirements of the 1940 Act.  In determining the value of the assets of the Company, no value shall be placed on the goodwill or name of the Company, or the office records, files, statistical data or any similar intangible assets of the Company not normally reflected in the Company’s accounting records.

(b)           The Company will value its Securities, in accordance with policies and procedures adopted from time to time by the Board of Directors.

(c)           The value of Securities and other assets of the Company and the net asset value of the Company as a whole determined pursuant to this Section 7.2 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1.	AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT.

(a)           Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with:  (i) the approval of a majority of the Board of Directors (including the approval of a majority of the Independent Directors, if required by the 1940 Act) and (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

(b)           Any amendment that would

(1)           increase the obligation of a Member to make any contribution to the capital of the Company; or

(2)           reduce the Capital Account of a Member;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each affected Member has received written notice of such amendment and (B) any such Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Directors) to tender all of its Units for repurchase by the Company.

(c)           No amendment, supplement or other modification may be made to Section 2.6(a), this Section 8.1(c), Section 8.9 and Section 8.10 of this Agreement and no amendment may be made to this Agreement which would change any rights with respect to any Units by reducing the amount payable thereon upon liquidation of the Company or by diminishing or eliminating any voting rights pertaining thereto (except that this provision shall not limit the ability of the Directors to authorize, and to cause the Company to issue, Units and other securities pursuant to Section 6.2), except after a majority of the Directors have approved a resolution therefore which thereafter is approved by the affirmative vote of Members holding not less than seventy-five percent (75%) of the outstanding Units of each affected class or series outstanding, voting as separate classes or series, unless such amendment has been approved by eighty percent (80%) of the Directors, in which case approval by a Majority Vote of each affected class or series outstanding shall be required.  Nothing contained in this Agreement shall permit the amendment of this Agreement to impair the exemption from personal liability of the Members, Directors, officers, employees and agents of the Company or to permit assessments upon Members.  Any amendment that would affect any Director’s right to indemnification under this Agreement may only be effected by the written consent of such Director.

        (d)           The power of the Board of Directors to amend this Agreement at any time without the consent of the Members in accordance with paragraph (a) of this Section 8.1 shall specifically (and without limitation) include the power to:

(1)           restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document; and

(2)           amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation, including to reflect any relaxation of the requirements of applicable law.

(3)           amend this Agreement to make such changes as may be necessary or advisable for federal tax purposes, including, without limitation, to ensure that (i) the Company will not be treated as an association or as a publicly traded partnership taxable as a corporation as defined in section 7704(b) of the Code (or any successor provision) and (ii) the allocation provisions hereunder are respected for Federal income tax purposes, provided that such changes do not materially reduce any Member’s allocations or distributions hereunder.

(e)           After the Closing, the Board of Directors shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(d) hereof) to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

SECTION 8.2.                                SPECIAL POWER OF ATTORNEY.

(a)           Each Member hereby irrevocably makes, constitutes and appoints the Adviser, with full power of substitution, the true and lawful representative and attorney-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(1)           any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

(2)           any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company; and

(3)           all such other instruments, documents and certificates that, in the opinion of legal counsel to the Company, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company as a limited liability company under the Delaware Act.

(b)           Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Company without such Member’s consent.  If an amendment to the Certificate or this Agreement or any action by or with respect to the Company is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorney-in-fact appointed hereby is authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted.  Each Member is fully aware that each Member will rely on the effectiveness of this special power of attorney with a view to the orderly administration of the affairs of the Company.

(c)           This power of attorney is a special power of attorney and is coupled with an interest in favor of the Adviser and as such:

(1)           shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power of attorney, regardless of whether the Adviser shall have had notice thereof; and

(2)           shall survive the delivery of a Transfer by a Member of all or portion of such Member’s Units, except that when the transferee thereof has been approved by the Board of Directors for admission to the Company as a substituted Member, this power of attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Adviser to execute, acknowledge and file any instrument necessary to effect such substitution.

SECTION 8.3.                                           NOTICES.

Any and all notices to which any Member hereunder may be entitled and any and all communications shall be deemed duly served or given if (a) mailed by regular mail or commercial courier, postage prepaid, addressed to any Member of record at his last known address as recorded on the applicable register of the Company; or (b) transmitted electronically through a method authorized by the Board of Directors and by the Member who is to receive the electronic communication.  Notices that may be or are required to be provided under this Agreement to the Board of Directors or the Adviser shall be made by hand delivery, registered or certified mail return receipt requested, commercial courier service, or telecopier (receipt confirmed), and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Company.  Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, or telecopier.  A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

SECTION 8.4.                                AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and each Member of the Company and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

SECTION 8.5.                                APPLICABILITY OF 1940 ACT.

The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act that affect numerous aspects of the conduct of the Company’s business and of the rights, privileges and obligations of the Members.  Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act.

SECTION 8.6.                                CHOICE OF LAW; ARBITRATION.

(a)           Notwithstanding the place where this Agreement may be executed by any of the parties thereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with the laws of Delaware without regard to principles of conflict of laws thereof that would mandate the application of the laws of another jurisdiction and, without limitation thereof, that the Delaware Act as now adopted or as may be hereafter amended shall govern the limited liability company aspects of the Agreement.

(b)           TO THE FULLEST EXTENT PERMITTED BY LAW, UNLESS OTHERWISE AGREED IN WRITING, EACH MEMBER AGREES TO SUBMIT ALL CONTROVERSIES ARISING BETWEEN MEMBERS OR ONE OR MORE MEMBERS AND THE COMPANY TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTANDS THAT:

(1)           ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

(2)           THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL;

(3)           PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS;

(4)           THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND A PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED; AND

(5)           THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

(c)           ALL DISPUTES, CONTROVERSIES OR CLAIMS THAT MAY ARISE AMONG MEMBERS AND/OR ONE OR MORE MEMBERS AND THE COMPANY CONCERNING OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY THEREOF, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO INCLUDING, BUT NOT LIMITED TO, ANY DISPUTES REGARDING THE VALIDITY OR SCOPE OF THIS AGREEMENT TO ARBITRATE (EACH A “DISPUTE”) SHALL BE FINALLY DETERMINED BY ARBITRATION IN CHICAGO, ILLINOIS IN ACCORDANCE WITH THE RULES THEN OBTAINING OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS CODE OF ARBITRATION PROCEDURE, (THE “NASD CODE”), EXCEPT AS OTHERWISE SET FORTH HEREIN.  IF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY DOES NOT ACCEPT THE DISPUTE FOR ARBITRATION UNDER THE NASD CODE, THE ARBITRATION SHALL BE HELD, AND DETERMINED IN ACCORDANCE WITH THE RULES THEN OBTAINING OF, THE INTERNATIONAL INSTITUTE FOR CONFLICT PREVENTION AND RESOLUTION RULES FOR NON-ADMINISTERED ARBITRATION IN CHICAGO, ILLINOIS.  THE FEDERAL ARBITRATION ACT (9 U.S.C. SECTION 1 ET SEQ.) SHALL APPLY TO ANY ARBITRATION HEREUNDER, AND JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED AND ENFORCED IN ANY COURT HAVING JURISDICTION.  ANY NOTICE OF SUCH ARBITRATION OR THE CONFIRMATION OF ANY AWARD IN ANY ARBITRATION SHALL BE SUFFICIENT IF GIVEN IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT.  EACH MEMBER AGREES THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE FINAL, BINDING AND CONCLUSIVE UPON THEM.

(d)           THE COMPANY AND EACH MEMBER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.  EACH OF THE COMPANY AND EACH MEMBER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTY’S ENTERING INTO THIS AGREEMENT.

SECTION 8.7.                                NOT FOR BENEFIT OF CREDITORS.

The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Directors and the Company.  This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

SECTION 8.8.                                CONSENTS.

Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

SECTION 8.9.                                MERGER AND CONSOLIDATION.

(a)           The Company may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved by two-thirds of the Directors and in the manner contemplated by Section 18-209(b) of the Delaware Act.

Notwithstanding any other provision of this Agreement, the Company may effect such merger or consolidation without a vote of the Members, unless otherwise required by the 1940 Act.

(b)           If approved by the Board of Directors (and subject always to any requirements or limitations imposed by the 1940 Act), notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Company if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

SECTION 8.10.                                CERTAIN TRANSACTIONS.

(a)           Notwithstanding any other provision of this Agreement and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph (c) of this Section shall require the affirmative vote or consent of a majority of the Directors then in office followed by the affirmative vote of the Members holding not less than seventy-five percent (75%) of the outstanding Units of each affected class or series outstanding, voting as separate classes or series, when a Principal Member (as defined in paragraph (b) of this Section) is a party to the transaction.  Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Units otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Company and any national securities exchange.

(b)           The term “Principal Member” shall mean any corporation, Person or other entity which is the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding Units of all outstanding classes or series and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Member.  For the purposes of this Section, in addition to the Units which a corporation, Person or other entity beneficially owns directly, (a) any corporation, Person or other entity shall be deemed to be the beneficial owner of any Units (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding unit options granted by the Company) or (ii) which are beneficially owned, directly or indirectly (including Units deemed owned through application of clause (i) above), by any other corporation, Person or entity with which its “affiliate” or “associate” (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Units, or which is its “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act, and (b) the outstanding Units shall include Units deemed owned through application of clauses (i) and (ii) above but shall not include any other Units which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

(c)           This Section shall apply to the following transactions:

(1)	The merger or consolidation of the Company or any subsidiary of the Company with or into any Principal Member;

(2)	The issuance of any securities of the Company to any Principal Member for cash (other than pursuant to any automatic dividend reinvestment plan);

(3)
The sale, lease or exchange of all or any substantial part of the assets of the Company to any Principal Member (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Company, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.); and

(4)	The sale, lease or exchange to the Company or any subsidiary thereof, in exchange for securities of the Company, of any assets of any Principal Member (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Company, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

(d)           The provisions of this Section shall not be applicable to (i) any of the transactions described in paragraph (c) of this Section if eighty percent (80%) of the Directors shall by resolution have approved a memorandum of understanding with such Principal Member with respect to and substantially consistent with such transaction, in which case approval by a Majority Vote shall be the only vote of Members required by this Section, or (ii) any such transaction with any entity of which a majority of the outstanding securities of all classes and series of a stock normally entitled to vote in elections of directors is owned of record or beneficially by the Company and its subsidiaries.

(e)           The Board of Directors shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Company whether (i) a corporation, person or entity beneficially owns five percent (5%) or more of the outstanding Units of any class or series, (ii) a corporation, person or entity is an “affiliate” or “associate” (as defined above) of another, (iii) the assets being acquired or leased to or by the Company or any subsidiary thereof constitute a substantial part of the assets of the Company and have an aggregate fair market value of less than two percent (2%) of the total assets of the Company, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby.  Any such determination shall be conclusive and binding for all purposes of this Section.

SECTION 8.11.                                PRONOUNS; USAGE; GENERIC TERMS.

All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.  The words “herein,” “hereby,” “hereof “ and “hereto,” and words of similar import, refer to this Agreement in its entirety and not to any particular paragraph, clause or other subdivision, unless otherwise specified.  The word “including” shall mean “including without limitation” unless otherwise specified.  Section references are to this Agreement unless otherwise specified.

SECTION 8.12.                                CONFIDENTIALITY.

(a)           A Member may obtain from the Company such information regarding the affairs of the Company as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board of Directors.

(b)           Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name and/or address (whether business, residence or mailing) of any Member without the prior written consent of the Board of Directors, which consent may be withheld in its sole discretion.

(c)           Each of the Members wishes to maintain maximum confidentiality with respect to their investment in the Company.  Accordingly, pursuant to Section 18- 305(g) of the Delaware Act, the Members desire to restrict the rights of Members to obtain information as otherwise provided in Section 18-305(a) of the Delaware Act.  The Members, therefore, agree that each Member shall only be entitled to the information and reports provided pursuant to Article VII hereof and shall not be entitled to any other information concerning the Company or its business or affairs or the Members or their Units in the Company whether pursuant to Section 18-305(a) of the Delaware Act or otherwise.  Without limiting the generality of the foregoing, each Member agrees that it shall have no access to, and shall not be entitled to know, the name and/or address (whether business, residence or mailing) of any other Member.  If, notwithstanding the foregoing restriction, any Member shall obtain any information concerning the Company or its business or affairs or any other Member or such Member’s Units in the Company or any other information other than that provided pursuant to Article VII hereof, such Member agrees that it will not divulge, furnish or make accessible to any other person any such information (all such information being referred to herein as “Confidential Information”) without the prior written consent of the Board of Directors which consent may be withheld at the sole discretion of the Board of Directors.

(d)           Each Member recognizes that in the event that this Section 8.12 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates’ principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Company.  Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Company may be entitled, such Members and the Company shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection therewith.  In the event that any non-breaching Member or the Company determines that any of the other Members or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates’ principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.  Notwithstanding any other provision of this Agreement, any Member or authorized representative may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Company and all materials of any kind (including opinions or other tax analyses) that are provided to such Member relating to such tax treatment or tax structure; provided that the foregoing does not constitute an authorization to disclose information identifying the Company, the Members or any parties to transactions engaged in by the Company (except to the extent relating to such tax structure or tax treatment) any non-public commercial or financial information.

SECTION 8.13.                                CERTIFICATION OF NON-FOREIGN STATUS.

Each Member or transferee of Units from a Member shall certify, upon admission to the Company and at such other times thereafter as the Tax Matters Partner may request, whether such Member is a “United States Person” within the meaning of section 7701(a)(30) of the Code on forms to be provided by the Company, and shall notify the Company within 30 days of any change in such Member’s status.  Any Member who shall fail to provide such certification when requested to do so by the Tax Matters Partner may be treated as a non-United States Person for purposes of U.S. federal tax withholding.

SECTION 8.14.                                SEVERABILITY.

If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law.  If any provisions of this Agreement are held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

SECTION 8.15.                                FILING OF RETURNS.

The Tax Matters Partner or its designated agent, subject to the supervision of the Board of Directors, shall prepare and file, or cause the Adviser or accountants of the Company to prepare and file, on behalf of the Company, a federal information tax return in compliance with section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Company.

SECTION 8.16.                                TAX DECISIONS AND TAX MATTERS PARTNER.

(a)           All decisions for the Company relating to tax matters, including, without limitation, whether to make any tax elections (including the election under Section 754 of the Code), the positions to be made on the Company’s tax and information returns and the settlement or further contest or litigation of any audit matters raised by the Internal Revenue Service or any other taxing authority, shall be made by the Tax Matters Partner, subject to the supervision of the Board of Directors.

(b)           The Adviser shall be designated on the Company’s annual federal income tax information return, and have full powers and responsibilities, as the Tax Matters Partner of the Company for purposes of section 6231(a)(7) of the Code.  The Tax Matters Partner for the Company for purposes of Section 6231(a)(7) of the Code shall be subject to the supervision of the Board of Directors.  The Tax Matters Partner for the Company under section 6231(a)(7) of the Code shall be indemnified and held harmless by the Company from any and all liabilities and obligations that arise from or by reason of such designation.

(c)           Each person (for purposes of this Section 8.16, called a “Pass-Thru Member”) that holds or controls Units on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Member is beneficially owned (directly or indirectly) by another person or persons, shall, within 10 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Company holding such interests through such Pass-Thru Member.  In the event the Company shall be the subject of an income tax audit by any federal, state or local authority, to the extent the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof.  All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Company.  Each Member who elects to participate in such proceedings shall be responsible for any expenses incurred by such Member in connection with such participation.  The costs of any resulting audits or adjustments of a Member’s tax return shall be borne solely by the affected Member.

SECTION 8.17.                                COUNTERPARTS.

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document.  All counterparts shall be construed together and shall constitute one instrument.

EACH OF THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSE SET FORTH IN SECTION 8.6 AND THE CONFIDENTIALITY CLAUSE SET FORTH IN SECTION 8.12.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement of the Company as of the day and year identified in the preamble hereto.

/s/ Mary Elworth	/s/ Maurice R. Russell
Mary Elworth	Maurice R. Russell

/s/ Pam Johnson	/s/ Roger K. Scholten
Pam Johnson	Roger K. Scholten

/s/ Brian R. Jones	/s/ Joe B. Slavens
Brian R. Jones	Joe B. Slavens

/s/ Glen A. Moeller	/s/ Alan Wells
Glen A. Moeller	Alan Wells

/s/ Thies O. Kölln	/s/ Mark Rosenbury
Thies O. Kölln	W. Mark Rosenbury

/s/ James D. Thorp
James D. Thorp

BEING ALL OF THE DIRECTORS

IOWA CORN OPPORTUNITIES, LLC

By: /s/ Brian R. Jones
Name: Brian R. Jones
Title: Chief Operating Officer

BEING THE SOLE MEMBER